UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2015

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Rio Robles San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 18, 2015, 8point3 Energy Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, 8point3 General Partner, LLC (the “General Partner”), and 8point3 Holding Company, LLC (collectively, the “8point3 Parties”), and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 20,000,000 class A shares representing limited partner interests in the Partnership (the “Class A Shares”) at a price to the public of $21.00 per Class A Share. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 3,000,000 Class A Shares (the “Additional Shares”) on the same terms.

The material terms of the Offering are described in the prospectus, dated June 18, 2015 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on June 19, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-202634), initially filed by the Partnership with the Commission on March 10, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements of the 8point3 Parties, and customary conditions to closing, obligations of the parties and termination provisions. The 8point3 Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on June 24, 2015. The Partnership received proceeds (net of underwriting discounts and structuring fees but before offering expenses) from the Offering of approximately $393.8 million. As described in the Prospectus, the Partnership used all of the net proceeds of the Offering to purchase 20,000,000 common units representing limited liability company interests in 8point3 Operating Company, LLC (“OpCo”), representing approximately 28.2% of OpCo’s outstanding limited liability company interests after the Offering. OpCo used (i) approximately $154.4 million of such net proceeds to make a cash distribution to First Solar, Inc. (“First Solar”), (ii) approximately $201.6 million of such net proceeds to make a cash distribution to SunPower Corporation (“SunPower”) and (iii) approximately $37.8 million of such net proceeds for general purposes, including to fund future acquisition opportunities.

As more fully described in the Prospectus, the Underwriters and their respective affiliates are full service institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage services. The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Partnership and its affiliates, for which they received or may in the future receive customary fees and reimbursement of expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Indemnification Agreements

On June 18, 2015, the General Partner and Partnership entered into indemnification agreements (the “Indemnification Agreements”) with each of the current directors and executive officers of the General Partner. The Indemnification Agreements require the Partnership and the General Partner to indemnify these individuals to the fullest extent permitted by law against expenses incurred as a result of any proceeding in which they are involved by reason of their service to the Partnership or the General Partner and, if requested, to advance expenses incurred as a result of any such proceeding.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 18, 2015, Ty P. Daul, Thomas C. O’Connor, Norman J. Szydlowski and Michael W. Yackira became members of the board of directors of the General Partner. Messrs. O’Connor, Szydlowski and Yackira also became members of the Conflicts Committee and the Audit Committee of the board of directors of the General Partner. Mr. Yackira serves as chair of the Audit Committee of the board of directors of the General Partner. Each member of the board of directors of the General Partner will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership.

Messrs. O’Connor, Szydlowski and Yackira will each receive an annual compensation package, initially consisting of $75,000 in cash compensation and $75,000 in stock compensation under the General Partner’s Long-Term Incentive Plan. In addition, the chair of the audit committee will receive an annual cash retainer of $20,000. Officers or employees of First Solar, SunPower or their affiliates who also serve as directors of the General Partner will not receive additional compensation for such service.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Underwriting Agreement dated June 18, 2015, by and among 8point3 Energy Partners LP, 8point3 General Partner, LLC and 8point3 Holding Company, LLC, and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

10.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

By:	8point3 General Partner, LLC,
its general partner

By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

Date: June 24, 2015

INDEX TO EXHIBITS

Number	Description

1.1	Underwriting Agreement dated June 18, 2015, by and among 8point3 Energy Partners LP, 8point3 General Partner, LLC and 8point3 Holding Company, LLC, and Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein.

10.1	Form of Indemnification Agreement.

5